Exhibit 3.1.89

STATE OF ALABAMA

DOMESTIC FOR-PROFIT CORPORATION

ARTICLES OF INCORPORATION GUIDELINES

INSTRUCTIONS:

STEP 1:	CONTACT THE OFFICE OF THE SECRETARY OF STATE AT (334)242-5324 TO RESERVE A CORPORATE NAME.
STEP 2:	To INCORPORATE, FILE THE ORIGINAL, TWO COPIES OF THE ARTICLES OF INCORPORATION AND THE CERTIFICATE OF NAME RESERVATION IN THE COUNTY WHERE THE CORPORATIONS REGISTERED OFFICE IS LOCATED. THE SECRETARY OF STATE’S FILING FEE IS $50. PLEASE CONTACT THE JUDGE OF PROBATE TO VERIFY FILING FEES.

PURSUANT TO THE PROVISIONS OF THE ALABAMA BUSINESS CORPORATION ACT, THE UNDERSIGNED HEREBY ADOPTS THE FOLLOWING ARTICLES OF INCORPORATION.

Article I	The name of the corporation.

Outback Alabama. Inc

Article II	The duration of the corporation is perpetual, unless otherwise stated.

Article Ill	The Corporation has been organized for the following purpose(s):

Sunday Liquor Sales

Article IV	The number of shares which the corporation shall have the authority to issue is 100

Article V	The street address (NO PO BOX) of the registered office 200 Interstate Park Drive,
Suite 204 Montgomery, Alabama 36109 and the name of the
registered agent at that office The Corporation Company

Article VI	The name(s) and address (es) of the Director(s).

Robert D. Basham 2202 N. West Shore Blvd., 5th Floor, Tampa, FL 33607
Chris T. Sullivan 2202 N. West Shore Blvd., 5th Floor, Tampa, FL 33607
Robert S. Merritt 2202 N. West Shore Blvd., 5th Floor, Tampa, FL 33607

Article VII	The name(s) and address (es) of the Incorporator(s).

Robert D. Basham 2202 N. West Shore Blvd., 5th Floor, Tampa, FL 33607

Any provision not inconsistent with the law for the regulation of the internal affairs of the corporation or for the restriction of the transfer of shares may be added.

IN WITNESS THEREOF, the undersigned incorporator executed these Articles of Incorporation on this the 1st day of August, 2003.

Robert D. Basham, President
Type or Print Name of Incorporator
THIS DOCUMENT PREPARED BY
/s/ Robert D. Basham
Signature of Incorporator

OUTBACK ALABAMA, INC.

An Alabama Domestic For-Profit Corporation

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION

Pursuant To The Provisions Of The Alabama Business Corporation Act, The Undersigned Hereby Adopts The Following Articles Of Amendment.

Article I	The name of the corporation is: Outback Alabama, Inc.

Article II

The following amendment was adopted in the manner provided for by the Alabama Business Corporation Act:

Article III of the Articles of Incorporation is amended to read as follows:

The corporation has been organized to operate a private club under the applicable law of the State of Alabama, said establishment to be operated for objects of a national, social, patriotic, political, athletic or similar nature, and to be a gathering place where food and beverages are available for sale to members and their guests; and to engage in any lawful business in which Alabama corporations are authorized to engage, which does not conflict with the purposes cited hereinabove.

Article III	The amendment was adopted by the shareholders or directors in the manner prescribed by law on August 6, 2003.

Article IV	The number of shares outstanding at the time of the adoption was 10; the number of shares entitled to vote thereon was 10. T

Article V	The number of shares voted for the amendment was 10 and the number of shares voted against such amendment was 0.

Date: August 6, 2003

/s/ Joseph J. Kadow
Joseph J. Kadow, Vice President and Secretary